UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2012

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On August 31, 2012, Stevia First Corp. (the “Company”), with the approval  of the of the Company’s Board of Directors, dismissed Seale & Beers, LLC (“Seale”) as the Company’s independent registered public accounting firm engaged to audit the Company’s financial statements.

The reports issued by Seale relating to its audits of the balance sheets of the Company as of March 31, 2012 and 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the fiscal years then ended and for the period from inception through June 30, 2012, contained an explanatory paragraph raising substantial doubt about the Company’s ability to continue as a going concern. Other than as disclosed above, such reports did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

The Company’s decision to dismiss Seale is not the result of any disagreement between the Company and Seale on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.  From December 6, 2009, the date of Seale’s appointment as the Company’s independent registered public accounting firm, through August 31, 2012, there were no disagreements with Seale on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Seale, would have caused Seale to make a reference thereto in connection with its reports.  Pursuant to the rules of the Securities and Exchange Commission applicable to smaller reporting companies, Seale was not required to provide an attestation as to the effectiveness of the Company’s internal control over financial reporting for any period since the Company’s inception.  However, as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and Part I, Item 4 of the Company’s Form 10-Q for the quarterly period ended June 30, 2012, the Company’s management determined that the Company’s internal control over financial reporting was not effective as of the end of such periods due to the existence of material weaknesses related to (i) insufficient segregation of duties in the Company’s finance and accounting functions due to limited personnel and (ii) insufficient corporate governance policies.

Other than as disclosed above, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years or during the subsequent interim period through August 31, 2012. The Company’s Board of Directors discussed the subject matter of each reportable event with Seale. The Company authorized Seale to respond fully and without limitation to all requests of the successor accountant concerning all matters related to the annual and interim periods audited and reviewed by Seale, including with respect to the subject matter of each reportable event.

The Company provided Seale with a copy of the above disclosures it is making in response to Item 4.01 of this Form 8-K and requested Seale to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements, and, if not, stating the respects in which it does not agree. A copy of the letter dated September 4, 2012, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on From 8-K.

(b) Newly Engaged Independent Registered Public Accounting Firm

On August 31, 2012, the Company, with the approval of the Board of Directors, engaged Weinberg & Company, P.A. ("Weinberg”) as the Company's new independent registered public accounting firm, effective immediately. During the two fiscal years ended March 31, 2012 and 2011 and through August 31, 2012, neither the Company, nor anyone on its behalf, consulted Weinberg regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Weinstein that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter of Seale & Beers, LLC dated September 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.
Dated: September 6, 2012	By: /s/ Robert Brooke
Name: Robert Brooke
Title: Chief Executive Officer

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